Exhibit 20.3
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1997
Distribution Date of June 20, 1997

Original Pool Amount                     $315,029,921.60
Beginning Pool Balance                    $89,162,155.05
Beginning Pool Factor                          0.2830276

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)     $4,789,084.43
  Interest Collected                         $716,700.88

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $113,137.61
Total Additional Deposits                    $113,137.61

Repos/Chargeoffs                                 $980.80
Aggregate Number of Notes Charged Off                 25

Total Available Funds                      $5,618,922.92

Ending Pool Balance                       $84,372,089.82
Ending Pool Factor                             0.2678225

Servicing Fee                                 $74,301.80

Repayment of Servicer Advances                     $0.00

Reserve Account:
  Beginning Balance (See Memo Item)        $6,807,729.75
  Target Percentage                                 6.50%
  Target Balance                                     N/A
  Minimum Balance                          $6,615,628.35
  (Release)/Deposit                         ($192,101.40)
  Ending Balance                           $6,615,628.35

Current Weighted Average APR:                      9.517%
Current Weighted Average Remaining Term (months):  23.64

Delinquencies:                             Dollars       Notes
Installments:
     1-30 days                           1,030,956.61      613
    31-60 days                             167,516.50      136
    60+ days                               116,525.07       50

    Total                                1,314,998.18      624

  Balances: 60+ days                     1,174,930.69       50

Memo Item - Reserve Account
  Prior Month                           $6,615,628.35
  + Invest. Income                          31,070.38
  + Excess Servicing                       161,031.02
  + Transfer from Collections Account            0.00
  Beginning Balance                     $6,807,729.75

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1997

                                                                 NOTES
                                        TOTAL          CLASS A-1       CLASS A-2       CERTIFICATES
Original Pool Amount
 Distributions:                   $315,029,921.60  $207,000,000.00   $97,000,000.00   $11,029,921.60
 Distribution Percentages (1)                                0.00%           96.50%            3.50%
 Coupon                                                     7.650%           8.000%           8.300%

Beginning Pool Balance             $89,162,155.05
Ending Pool Balance                $84,372,089.82

Collected Principal                 $4,789,084.43
Collected Interest                    $716,700.88
Charge-Offs                               $980.80
Liquidation Proceeds/Recoveries       $113,137.61
Servicing                              $74,301.80
Cash Transfer (to)/from Reserve Account     $0.00
Total Collections Available
    for Debt Service                $5,544,621.12

Beginning Balance                  $88,849,131.88            $0.00   $84,059,831.92    $4,789,299.96

Interest Due                          $593,524.87            $0.00      $560,398.88       $33,125.99
Interest Paid                         $593,524.87            $0.00      $560,398.88       $33,125.99
Principal Due                       $4,790,065.23            $0.00    $4,622,412.95      $167,652.28
Principal Paid                      $4,790,065.23            $0.00    $4,622,412.95      $167,652.28

Ending Balance                     $84,059,066.65            $0.00   $79,437,418.97    $4,621,647.68
Note/Certificate Pool Factor
  (Ending Balance/Original Pool Amount)               0.0000000000           0.8189           0.4190

Total Distributions                 $5,383,590.10            $0.00    $5,182,811.83      $200,778.27

Interest Shortfall                          $0.00            $0.00            $0.00            $0.00
Principal Shortfall                         $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)    $0.00            $0.00            $0.00            $0.00

Excess Servicing                      $161,031.02
  (see Memo Item - Reserve Account)

Beginning Reserve Account Balance   $6,807,729.75
(Release)/Draw                       ($192,101.40)
Ending Reserve Account Balance      $6,615,628.35

(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution in June 1995, and generally 96.5% thereafter until all of the Notes have been paid in full. No principal distributions to Class A-2 until Class A-1 has been paid in full.

Exhibit 20.3
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of May 1997

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                   5                4                3                 2                1
                                Jan 1997         Feb 1997         Mar 1997          Apr 1997         May 1997

Beg. Pool Balance           $114,162,032.78  $108,402,533.31  $101,071,799.61   $93,995,026.90   $89,162,155.05

A) Loss Trigger:
Principal of Contracts
  Charged off                    $56,782.84       $31,177.11      $157,646.43       $20,875.63          $980.80
Recoveries                       $97,061.63      $127,816.00      $235,959.02      $296,437.96      $113,137.61

Total Charged off
  (Months 5,4,3)                $245,606.38
Total Recoveries
  (Months 3,2,1)                 645,534.59
Net Loss/(Recoveries)
  for 3 Mos.                   ($399,928.21)(a)

Total Balance
  (Months 5,4,3)            $323,636,365.70(b)

Loss Ratio Annualized [(a/b)(12)]   -1.4829%

Trigger:
  Is Ratio> 1.5%                         No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                   $740,753.37      $852,598.14    $1,174,930.69
   As % of Beginning Pool Balance                                    0.73290%         0.90707%         1.31775%
   Three Month Average                                               0.69564%         0.80028%         0.98590%

Trigger: Is Average> 2.0%                No

C) Noteholders Percent Trigger:      2.1000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%              No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer